Callidus Software Announces Third Quarter 2009 Results

Q3 2009 Total Revenues $17.4 Million; Recurring Revenues $11.2 Million, Up 3% Year Over Year; Cumulative ACV Up 15% Year Over Year to $28.6M; Net ACV Booked in the Quarter of $3.6M

SAN JOSE, CA -- (Marketwire - October 29, 2009) - Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced financial results for the third quarter ended September 30, 2009.

Total third quarter revenues were $17.4 million, down 38%, compared to the same quarter last year, reflecting the expected declines in both services and license revenues resulting from the company's shift to a recurring revenue business. Recurring revenues, which include subscription and support, were $11.2 million, an increase of 3% compared to Q3 2008. Recurring revenues, while lagging total ACV as customers come online, now account for approximately 64% of total revenues.

The net new Annual Contract Value (ACV) of on-demand and term license bookings in the third quarter was $3.6 million, up from $1.3 million booked in the third quarter of 2008, bringing the cumulative ACV to $28.6 million.

Third quarter services revenues were $5.3 million, down 50%, while third quarter license revenues were $0.9 million, down 87%, in each case, compared to the third quarter of 2008. The decline in services revenues reflects primarily the planned shift to the on-demand business, but also reflects some revenue deferrals and delays in implementations. With this shift to our on-demand business, we expect services revenues to continue to decline because on-demand implementations cost significantly less than on-premise software implementations, benefitting our customers through reduced costs, shorter implementation times, and greater value.

Third quarter GAAP net loss was $6.7 million or ($0.22) per share, which included $2.0 million of restructuring expense, $1.0 million of stock-based compensation expense and $0.1 million of amortization of acquired intangible assets. This compares to GAAP net loss of $1.4 million, or ($0.05) per share, for the third quarter of 2008, which included $2.0 million of stock-based compensation expense and $0.5 million of amortization of acquired intangible assets. Third quarter non-GAAP net loss was $3.6 million, or ($0.12) per share, compared to a non-GAAP net income of $1.1 million, or $0.04 per share, for the same period last year. Non-GAAP net loss excludes stock-based compensation expense, restructuring expense and amortization of acquired intangible assets. Non-GAAP operating expenses for Q3 of $10.2 million are down $3.3 million, or approximately 24%, from Q3 2008.

Cash and investments totaled $36.8 million at September 30, 2009, a decrease of $3.2 million from June 30, 2009.

"With significant competitive wins, we had a strong ACV performance in Q3 as we closed a number of deals in both our on-demand business as well as our term on-premises business. This success validates our move to recurring revenues. Our Monaco suite has real momentum and the transactions we closed in Q3 demonstrate that this product release together with our move to the recurring revenue model is meeting with success. We also signed several key partnerships in the quarter," said Leslie Stretch, president and CEO at Callidus Software. "Further, over the course of the last year we have significantly reduced our fixed costs and right-sized the Company to fit our new recurring revenue business model. This has resulted in Q3 non-GAAP operating expenses which are down approximately 24% from the prior year period."

"Our product offerings continue to expand across all business lines, including our growing Force.com solution suite, which offers sales performance solutions for businesses of all sizes. We continue to add world-class companies to our list of partners to further expand our global reach and customer base. Our subscription and support recurring revenues are now the primary contributor to our total revenue and margin performance, and we are driving to achieve profitability in the second half of 2010," continued Stretch.

Recent Business Highlights

--  New Products: Callidus launched Commissions Manager, a 100% native
    Force.com solution that enables sales professionals to manage commissions as part of the salesforce CRM solution. This self-service solution enables sales professionals to project their target earnings in-line with their opportunities, initiate claims for credit and payment approval, and track the status and amounts of paid and pending commissions, all as part of their day-to-day opportunity management.
--  Partners: Callidus expanded its geographic reach by signing a reseller agreement with HAND Enterprise Solutions in China and SevenSeas
    Technologies in Africa.
--  Industry Recognition: Callidus Software was named a winner of Customer
    Interaction Solutions' 10th Annual CRM Excellence Awards; Callidus was
    named a leader in CRM Magazine's 2009 CRM Market Awards; for the fifth consecutive year, Callidus Software was included into Software Magazine's
    Software 500, a ranking of the world's largest software and service providers.

Financial Outlook

--  Total revenues for the fourth quarter of 2009 are expected to be between $16 million and $17.5 million, reflecting increased recurring revenues offset by further decline in services revenues as the shift to the on-demand business continues and our customers experience even shorter implementation times.
--  GAAP operating expenses, including stock-based compensation of approximately $1.1 million, are expected to be between $10.6 million and
    $11.6 million in the fourth quarter of 2009.

Conference Call

A conference call to discuss the third quarter 2009 results and outlook is scheduled for 1:30 p.m. Pacific Time (PT) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=146634&eventID=2445617. To participate in the call via telephone, the dial-in number will be 800-299-0148 (international: +1 617-801-9711), passcode 68498415.

A webcast replay of the conference call will be available after 3:30 p.m. PDT today through November 5, 2009. The webcast replay will be available at the Investor Relations section of Callidus Software's website under Calendar of Events.

About Callidus Software®

Callidus Software (www.callidussoftware.com) (NASDAQ: CALD) is the market and technology leader in Sales Performance Management (SPM). Callidus' customers gain a competitive advantage by maximizing sales cost efficiencies and driving improvements in sales execution. Our award-winning Software-as-a-Service (SaaS) applications set the standard for performance management across the sales force. Over 2 million employees and channel partners have their performance managed by Callidus Software.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including statements regarding our business strategy and on-demand business, estimates of profitability in the second half of 2010 and fourth quarter 2009 total revenues, services revenues, recurring revenues, operating expenses and stock-based compensation expense, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, uncertainty regarding SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, potential disruptions to our business due to restructuring activities and management changes, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, litigation and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2008 and its Form 10-Q for the second quarter ended June 30, 2009, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and earnings per share. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense, restructuring expense and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

© 1998-2009 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, Callidus TrueAnalytics, TrueComp, TrueComp Grid, TrueComp Manager, TrueConnection, TrueFoundation, TrueInformation, TruePerformance, TruePerformance Index, TruePerformance Indicator, TrueMBO, TrueAllocation, TrueProducer, TrueQuota, TrueReferral, TrueResolution, TrueTarget and TrueService+ are trademarks, servicemarks, or registered trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (In thousands, except for per share data)
                                (unaudited)

                                 Three months ended     Nine months ended
                                    September 30,         September 30,
                                 -------------------   -------------------
                                   2009       2008       2009       2008
                                 --------   --------   --------   --------

Revenues:
  Recurring                      $ 11,170   $ 10,874   $ 34,669   $ 29,208
  Services                          5,349     10,597     25,958     37,992
  License                             872      6,782      5,034     12,638
                                 --------   --------   --------   --------
    Total revenues                 17,391     28,253     65,661     79,838

Cost of revenues:
  Recurring (1)                     5,711      4,147     16,912     11,095
  Services (1) (2)                  5,054     10,092     22,034     33,739
  License                             214        355        656        705
                                 --------   --------   --------   --------
    Total cost of revenues         10,979     14,594     39,602     45,539
                                 --------   --------   --------   --------

Gross profit                        6,412     13,659     26,059     34,299

Operating expenses:
  Sales and marketing (1) (2)       4,586      7,748     15,892     22,337
  Research and development (1)      3,397      3,808     10,871     10,958
  General and administrative (1)    3,072      3,529      9,322     10,261
  Restructuring                     1,973          -      2,778        397
                                 --------   --------   --------   --------
    Total operating expenses       13,028     15,085     38,863     43,953
                                 --------   --------   --------   --------

Operating loss                     (6,616)    (1,426)   (12,804)    (9,654)

Interest and other income, net         49        103        239        914
                                 --------   --------   --------   --------

Income (loss) before provision
 for income taxes                  (6,567)    (1,323)   (12,565)    (8,740)

Provision (benefit) for income
 taxes                                173         64        319        407
                                 --------   --------   --------   --------

Net Income (loss)                $ (6,740)  $ (1,387)  $(12,884)  $ (9,147)
                                 ========   ========   ========   ========

Basic net income (loss)
 per share                       $  (0.22)  $  (0.05)  $  (0.43)  $  (0.31)
                                 ========   ========   ========   ========
Diluted net income (loss)
 per share                       $  (0.22)  $  (0.05)  $  (0.43)  $  (0.31)
                                 ========   ========   ========   ========

Shares used in basic per
 share computation                 30,205     30,063     29,901     29,937
                                 ========   ========   ========   ========
Shares used in diluted per
 share computation                 30,205     30,063     29,901     29,937
                                 ========   ========   ========   ========

(1) Stock-based compensation
    included in amounts above
    by category:

    Cost of recurring                 108        184        402        497
    Cost of services                  185        320        441        970
    Sales and marketing               221        401        795      1,487
    Research and development          181        294        590        915
    General and administrative        310        795        989      2,021
                                 --------   --------   --------   --------
      Total stock-based
       compensation              $  1,005   $  1,994   $  3,217   $  5,890
                                 ========   ========   ========   ========

(2) Acquisition related asset
    amortization                 $    125   $    500   $    438   $  1,417

                          CALLIDUS SOFTWARE INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS

                              (In thousands)
                                (unaudited)

                                             September 30,   December 31,
Assets                                           2009            2008
                                             -------------   -------------

Current assets:
  Cash and cash equivalents                  $      22,308   $      35,390
  Short-term investments                            13,637           1,455
  Accounts receivable, net                          12,072          22,710
  Deferred income taxes                                360             360
  Prepaid and other current assets                   3,474           4,104
                                             -------------   -------------

        Total current assets                        51,851          64,019

Long-term investments                                  897           3,828
Property and equipment, net                          4,825           4,890
Goodwill                                             5,528           5,655
Intangible assets, net                               3,601           3,208
Deferred income taxes, noncurrent                      811             811
Deposits and other assets                              675           1,468
                                             -------------   -------------

        Total assets                         $      68,188   $      83,879
                                             =============   =============

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                           $       2,523   $       2,447
  Accrued payroll and related expenses               5,127           7,128
  Accrued expenses                                   3,456           5,027
  Deferred income taxes                                816             816
  Deferred revenue                                  19,168          21,881
                                             -------------   -------------
        Total current liabilities                   31,090          37,299

Long-term deferred revenue                             394           1,202
Deferred income taxes, noncurrent                      111               -
Other liabilities                                    1,430           1,412
                                             -------------   -------------

        Total liabilities                           33,025          39,913
                                             -------------   -------------

Stockholders' equity
  Common stock                                          30              29
  Additional paid-in capital                       211,312         207,493
  Accumulated other comprehensive income               230             121
  Accumulated deficit                             (176,409)       (163,677)
                                             -------------   -------------

        Total stockholders' equity                  35,163          43,966
                                             -------------   -------------

        Total liabilities and
         stockholders' equity                $      68,188   $      83,879
                                             =============   =============

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                              (In thousands)
                                (unaudited)

                                                   Nine months ended
                                                     September 30,
                                             -----------------------------
                                                 2009            2008
                                             -------------   -------------

Cash flows from operating activities:
  Net loss                                   $     (12,884)  $      (9,147)
  Adjustments to reconcile net loss to
   net cash provided by (used in)
   operating activities:
     Depreciation expense                            2,184           1,782
     Amortization of intangible assets               1,450           2,138
     Provision for doubtful accounts and
      service remediation reserves                    (128)            451
     Stock-based compensation                        3,217           5,890
     Loss on disposal of property                        -              24
     Deferred income taxes                             111               -
     Net accretion on investments                       32            (159)
     Put option (gain) loss                            306               -
     (Gain) loss on investments classified
      as trading securities                           (472)              -
     Changes in operating assets and
      liabilities:
        Accounts receivable                         10,921           8,744
        Prepaid and other current assets               691          (1,007)
        Other assets                                   232             730
        Accounts payable                               (57)         (1,031)
        Accrued expenses                            (2,252)         (2,808)
        Accrued payroll and related
         expenses                                   (1,640)         (1,200)
        Accrued restructuring                         (417)           (972)
        Deferred revenue                            (3,542)          1,906
                                             -------------   -------------
          Net cash provided by (used in)
           operating activities                     (2,248)          5,341
                                             -------------   -------------

Cash flows from investing activities:
  Purchases of investments                         (18,311)        (13,919)
  Proceeds from maturities and sale
   of investments                                    9,670          35,720
  Purchases of property and equipment               (1,554)         (1,927)
  Purchases of intangible assets                    (1,487)           (280)
  Acquisition, net of cash acquired                    (14)         (7,500)
  Change in restricted cash                            202               -
                                             -------------   -------------
          Net cash provided by (used in)
           investing activities                    (11,494)         12,094
                                             -------------   -------------

Cash flows from financing activities:
  Net proceeds from issuance of
   common stock                                      1,719           4,785
  Repurchases of stock                                (742)         (5,140)
  Repurchase of common stock from
   employees for payment of taxes on
   vesting of restricted stock units                  (372)              -
                                             -------------   -------------
          Net cash (used in) provided
           by financing activities                     605            (355)
                                             -------------   -------------
Effect of exchange rates on cash and cash
 equivalents                                            55              30
                                             -------------   -------------
Net increase (decrease) in cash and cash
 equivalents                                       (13,082)         17,110
Cash and cash equivalents at beginning of
 period                                             35,390          21,813
                                             -------------   -------------
Cash and cash equivalents at end of period   $      22,308   $      38,923
                                             =============   =============

Supplemental disclosures of cash flow
 information:
  Cash paid for income taxes                 $           -   $           8
                                             =============   =============
Non-cash investing and financing activities:
  Purchases of property and equipment
   not paid as of quarter-end                $         113   $         533
                                             =============   =============
  Purchases of intangible assets not
   paid as of quarter-end                    $         456   $          81
                                             =============   =============
  Deferred direct stock-based
   compensation costs                        $           2   $           -
                                             =============   =============

                          CALLIDUS SOFTWARE INC.
      UNAUDITED RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

        (In thousands, except for percentages and per share data)

                                 Three months ended     Nine months ended
                                    September 30,         September 30,
                                 -------------------   -------------------
                                   2009       2008       2009       2008
                                 --------   --------   --------   --------
Non-GAAP operating expense
 reconciliation:
Operating expenses               $ 13,028   $ 15,085   $ 38,863   $ 43,953
   Operating expenses, as
    a % of total revenues              75%        53%        59%        55%
Add back:
   Non-cash stock-based
    compensation                 $   (712)  $ (1,490)  $ (2,374)  $ (4,423)
   Non-cash amortization of
    acquired intangible assets       (125)      (125)      (375)      (354)
   Special charges                 (1,973)         -     (2,778)      (397)
                                 --------   --------   --------   --------
Non-GAAP Operating Expenses      $ 10,218   $ 13,470   $ 33,336   $ 38,779
                                 --------   --------   --------   --------
   Non-GAAP Operating expenses,
    as a % of total revenues           59%        48%        51%        49%

Non-GAAP operating income
 (loss) reconciliation:
Operating income (loss)          $ (6,616)  $ (1,426)  $(12,804)  $ (9,654)
   Operating income (loss),
    as a % of total revenues          -38%        -5%       -20%       -12%
Add back:
   Non-cash stock-based
    compensation                 $  1,005   $  1,994   $  3,217   $  5,890
   Non-cash amortization of
    acquired intangible assets        125        500        438      1,417
   Special Charges                  1,973          -      2,778        397
                                 --------   --------   --------   --------
Non-GAAP Operating income
 (loss)                          $ (3,513)  $  1,068   $ (6,371)  $ (1,950)
                                 --------   --------   --------   --------
   Non-GAAP Operating income
    (loss), as a % of total
    revenues                          -20%         4%       -10%        -2%

Non-GAAP net income (loss)
 reconciliation:
Net income (loss)                $ (6,740)  $ (1,387)  $(12,884)  $ (9,147)
   Net income (loss), as
    a % of total revenues             -39%        -5%       -20%       -11%
Add back:
   Non-cash stock-based
    compensation                 $  1,005   $  1,994   $  3,217   $  5,890
   Non-cash amortization of
    acquired intangible assets        125        500        438      1,417
   Special Charges                  1,973          -      2,778        397
                                 --------   --------   --------   --------
Non-GAAP Net income (loss)       $ (3,637)  $  1,107   $ (6,451)  $ (1,443)
                                 --------   --------   --------   --------
   Non-GAAP Net income (loss),
    as a % of total revenues          -21%         4%       -10%        -2%

Non-GAAP net income (loss)
 per share reconciliation:
Net income (loss) per basic
 and diluted share               $  (0.22)  $  (0.05)  $  (0.43)  $  (0.31)
Add back:
   Non-cash stock-based
    compensation                     0.03       0.07       0.11       0.20
   Non-cash amortization of
    acquired intangible assets          -       0.02       0.01       0.05
   Special Charges                   0.07          -       0.09       0.01
                                 --------   --------   --------   --------
Non-GAAP net income (loss)
 per basic and diluted share     $  (0.12)  $   0.04   $  (0.22)  $  (0.05)
                                 --------   --------   --------   --------

Shares used in calculation of
 GAAP and Non-GAAP net income
 (loss) per share:
                                 --------   --------   --------   --------
   Basic                           30,205     30,063     29,901     29,937
                                 --------   --------   --------   --------
   Diluted                         30,205     30,063     29,901     29,937
                                 --------   --------   --------   --------

Investor Relations Contact:
Ron Fior
408-808-6518
ir@callidussoftware.com

Press Contact:
Jock Breitwieser
408-975-6683
pr@callidussoftware.com